Exhibit 10.1

KINGSWAY ANNOUNCES EXECUTIVE TRANSITION

Itasca, Illinois (February 28, 2020) - (NYSE: KFS) Kingsway Financial Services Inc. (“Kingsway” or the “Company”) announced today that Kent A. Hansen has been named Chief Financial Officer of the Company, effective immediately, following the Board’s acceptance of the resignation of William A. Hickey, Jr.

“We are excited that Kent has agreed to expand his role within the Kingsway family of companies,” said John T. Fitzgerald, the Company’s President and Chief Executive Officer. “Kent brings with him a wealth of experience that we expect to be invaluable as we continue to grow our business.”

Mr. Hickey has agreed to remain with the Company in a consulting capacity at least through April 30, 2020 to ensure a smooth and successful transition of his role and responsibilities. Mr. Fitzgerald further remarked, “On behalf of myself and the board, I would like to extend my sincere appreciation for Bill’s years of dedicated service to Kingsway. We wish him well in all his future endeavors.”

Mr. Hansen joined the Company’s indirect, wholly-owned subsidiary, Kingsway America Inc. (“KAI”), as its Chief Financial Officer in December 2019. Prior to joining KAI, Mr. Hansen worked for LSC Communications, Inc. (“LSC”), most recently as its Chief Accounting Officer and Controller, from September 2016. Before LSC, Mr. Hansen served as Vice President, Assistant Controller, of Baxalta, Incorporated from 2015 to 2016, after serving in various finance and accounting roles (including Director of Accounting and SEC Reporting, Assistant Controller, and Group Chief Financial Officer) with Scientific Games Corporation (formerly WMS Industries, Inc.) from 2006 to 2015. Mr. Hansen’s previous experience includes roles in accounting and financial reporting at Accenture and as an auditor at Ernst and Young LLP. Mr. Hansen holds a BBA from University of Michigan - Ann Arbor and an MBA from Northwestern University’s Kellogg School of Business.

About the Company

Kingsway is a holding company that owns or controls subsidiaries primarily in the extended warranty, asset management and real estate industries. The common shares of Kingsway are listed on the New York Stock Exchange under the trading symbol “KFS.”

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as “expects,” “believes,” “anticipates,” “intends,” “estimates,” “seeks” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect Kingsway management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Additional Information

Additional information about Kingsway, including a copy of its 2018 Annual Report and filings on Forms 10-Q and 8-K, can be accessed on the Canadian Securities Administrators’ website at www.sedar.com, on the EDGAR section of the U.S. Securities and Exchange Commission’s website at www.sec.gov or through the Company’s website at www.kingsway-financial.com.